Exhibit 21

PPG INDUSTRIES, INC.

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

December 31, 2002

Significant subsidiaries included in the 2002 consolidated financial statements of the Company are:

Percentage of Voting Power
United States:
Pinetree Stockholding Corporation—Delaware	100%
PPG Architectural Finishes, Inc.—Delaware	100
PPG Auto Glass, LLC—Delaware	66
PPG Industries Fiber Glass Products, Inc—Delaware	100
PPG Industries International, Inc.—Delaware	100
PPG Industries Ohio, Inc.—Delaware	100
PPG Industries Securities, Inc.—Delaware	100
PRC-DeSoto International, Inc.—California	100
The CEI Group, Inc. – Pennsylvania	60
Transitions Optical, Inc.—Delaware	51

Canada:
PPG Canada Inc.—Canada	100

Europe:
Hoba Lacke und Farben GmbH—Germany	100
PPG Coatings BV—The Netherlands	100
PPG Coatings S.A.—France	100
PPG Holdings (U.K.) Limited—United Kingdom	100
PPG Holdings B.V.—The Netherlands	100
PPG Holdings SARL—France	100
PPG Iberica S.A.—Spain	67
PPG Industries (U.K.) Limited—England	100
PPG Industries Chemicals B.V.—The Netherlands	100
PPG Industries Fiber Glass B.V.—The Netherlands	100
PPG Industries France—France	100
PPG Industries Italia S.R.L.—Italy	100
PPG Industries Lacke GmbH—Germany	100
PPG Industries Lackfabrik GmbH—Germany	100
PPG Optical Holdings Ireland—Ireland	100
PPG Refinish France—France	100
PPG Sipsy—France	100
Transitions Optical Holdings B.V.—The Netherlands	51
Transitions Optical Limited—Ireland	51

Asia/Pacific:
PPG Coatings (Hong Kong) Co. Ltd.—Hong Kong	70
PPG Coatings (Malaysia) Sdn.Bhd.—Malaysia	100
PPG Coatings (Tianjin) Limited—China	70
PPG Coatings(Thailand) Co. Ltd—Thailand	100
PPG Industries Australia PTY Limited—Australia	100
PPG Industries New Zealand Limited—New Zealand	100
PPG Japan Ltd—Japan	100
PPG Packaging Coatings (Suzhou) Co. Ltd—China	90
Taiwan Chlorine Industries Ltd.—Taiwan	60
Transitions Optical Philippines, Inc—Philippines	51

South America:
PPG Industrial Do Brasil Limitada—Brazil	100
PPG Industries Argentina S.A.—Argentina	100

Mexico:
PPG Industries de Mexico, S.A. de C.V.—Mexico	100